Exhibit 4(t)




                    Hong Kong Domestic
                    Connectivity Agreement
                    Amendment Agreement

                    Dated 16 April 2005



                    Reach Networks Hong Kong Limited
                    PCCW-HKT Telephone Limited

Hong Kong Domestic Connectivity Agreement Amendment
Agreement
Contents





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1      Interpretation                                             2

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2      DCA Amendment                                              2
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3      Continuation of DCA                                        3
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4      Costs                                                      4
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5      Governing Law                                              4
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6      Counterparts                                               4

Schedule 1 - Definitions                                          5


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Hong Kong Domestic Connectivity Agreement
Amendment Agreement
Details




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Parties
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Reach Networks  Name           Reach Networks Hong Kong Limited
                               (formerly Cable and Wireless HKT
                               International Limited)

                Address        20th Floor, Telecom House, 3
                               Gloucester Road, Wanchai, Hong Kong
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HKTC            Name           PCCW-HKT Telephone Limited (formerly
                               Cable and Wireless HKT Telephone
                               Limited)

                Address        39th Floor, PCCW Tower, TaiKoo
                               Place, 979 Kings Road, Quarry Bay,
                               Hong Kong
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Recitals        A      Reach Networks and HKTC are the parties to
                       the DCA.

                B The Parties have agreed to vary the DCA on the terms and conditions of this agreement.

                C Each Party has agreed to enter into this agreement at the request of the other Party and in consideration of the other Party agreeing to enter into this agreement.
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Governing law   England and Wales
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Date of         See Signing page
agreement





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                    Hong Kong Domestic Connectivity Agreement Amendment        1
                    Agreement

Hong Kong Domestic Connectivity Agreement Amendment
Agreement
General terms


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1    Interpretation

1.1

     In this agreement except if the context requires otherwise:

     (a)  words and expressions have the meanings set out in Schedule 1;

     (b)  the singular includes the plural and vice versa;

     (c) a reference to an agreement, document or another instrument includes any variation, amendment, variation or replacement of any of them; and

     (d)  a reference to this agreement includes Schedule 1.

1.2

     Headings and bold type are included for convenience and do not affect the interpretation of this agreement.

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2    DCA Amendment

     This agreement commences on the Effective Date, but upon commencement, will have effect from 1 March, 2005. The DCA is amended, with effect from 1 March 2005, as follows:

     (a)  Clause 2.3 is deleted.

     (b)  In clause 4.1:

          (i) after the words 'each year' in the first paragraph, the words 'of the Term' are inserted; and

          (ii) at the end of the reference to 'and collectively "the Committed Services")', a ' . ' is inserted and the remainder of clause 4.1 is deleted (but not the Notes to clause 4.1).

     (c)  In clause 6.1, the following is added after the first sentence:

          'Despite any other provision of this Agreement, where permitted by Applicable Law HKTC may elect not to require HKTI to pay Charges relating to the delivery of all or particular types of voice Calls delivered by HKTI for termination on HKTC's network. Such election must be notified to HKTI in writing and may be revoked by HKTC in writing at any time. Such an election may be made from time to time. To the extent that Charges for voice Calls are payable, an amount equal to those Charges will be recoverable by HKTI from HKTC under Annexure C of the Reach Network Services Agreement.'


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                    Hong Kong Domestic Connectivity Agreement Amendment        2
                    Agreement

     (d)  In clause 14.8:

          (i) in paragraph (f), the word 'or' is added to the end of the paragraph; and

          (ii) paragraph (ff) is deleted.

     (e)  In paragraph 1 of Attachment 6, Definitions:

          (i) the definition of "Amended and Restated Facility Agreement" is deleted;

          (ii) after the definition of "Call", the following new definition is inserted:

               '"Capacity Allocation Agreement" is the Capacity Allocation Agreement dated on or about the date of this agreement between Reach Global Networks Limited, Telstra Corporation Limited, PCCW Communications (Singapore) Pte Ltd and PCCW Limited.';

          (iii) the definition of "HKISA" is deleted;

          (iv) after the definition of "Queuing Policy", the following new definition is inserted:

               '"Reach Network Services Agreement" is the Reach Network Services Agreement dated on or about the date of this agreement between Reach Ltd, Reach Global Services Limited, Reach Networks Hong Kong Limited, Telstra Corporation Limited, PCCW Limited and others.'; and

          (v) the definition of "Term" is deleted and replaced by the following new definition of "Term":

                    '"Term" means the period from the Effective Date until the later of:

                    (a)  termination of the Capacity Allocation Agreement; and

                    (b)  termination of the Reach Network Services Agreement.'

     (f) In paragraph 2.1 of Attachment 6, Definitions, the "and" at the end of paragraph (l) is deleted and replaced by a "." and paragraph (m) is deleted.

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3     Continuation of DCA

      The DCA continues in full force and effect.



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                    Hong Kong Domestic Connectivity Agreement Amendment        3
                    Agreement

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4      Costs

       The Parties agree to pay their own legal and other costs and expenses in connection with the preparation, execution and completion of this agreement.

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5      Governing Law

       This agreement is governed by the law in force in the place specified in the Details. Each Party submits to the non-exclusive jurisdiction of the courts of that place.

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6      Counterparts

       This agreement may consist of a number of counterparts each executed by one or more Parties to the agreement. When taken together, the executed counterparts are treated as making up the one document.


EXECUTED as an agreement









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                    Hong Kong Domestic Connectivity Agreement Amendment        4
                    Agreement

     Hong Kong Domestic Connectivity Agreement
     Amendment Agreement
     Schedule 1 - Definitions

     "DCA" is the Hong Kong Domestic Connectivity Agreement dated 13 October 2000 made between Reach Networks and HKTC.

     "Effective Date" has the meaning given to it in the Reach Debt and Asset Restructure Deed.

     "Reach Debt and Asset Restructure Deed" means the deed by that name dated on or about the date of this agreement.










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                    Hong Kong Domestic Connectivity Agreement Amendment        5
                    Agreement

Signing page



DATED:

SIGNED by                        )
                                 )
as authorised representative     )
for REACH NETWORKS HONG KONG     )
LIMITED  in the presence of:     )
                                 )
                                 )
...............................   )
Signature of witness             )   ..............................
                                 )   By executing this agreement
CUONG HOANG                      )   the signatory warrants that
...............................   )   the signatory is duly
Name of witness (block letters)  )   authorised to execute this
                                 )   agreement on behalf of REACH
                                 )   NETWORKS HONG KONG LIMITED




SIGNED by PHILANA POON           )
                                 )
as authorised representative     )
for PCCW-HKT TELEPHONE LIMITED   )
in the presence of:              )
                                 )
                                 )
...............................   )   ..............................
Signature of witness             )   By executing this agreement
                                 )   the signatory warrants that
...............................   )   the signatory is duly
Name of witness (block letters)  )   authorised to execute this
                                 )   agreement on behalf of
Ong Henry Seng Lit               )   PCCW-HKT TELEPHONE LIMITED
Simmons & Simmons
Solicitor, Hong Kong SAR




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                    Hong Kong Domestic Connectivity Agreement Amendment        6
                    Agreement